                                                                    EXHIBIT 10.6

                           $1,200,000 Committed Amount
                           $400,000 Uncommitted Amount

                                CREDIT AGREEMENT

                                     between

                          AXISTEL COMMUNICATIONS, INC.,
                         NOVO NETWORKS OPERATING CORP.,
                           NOVO GLOBAL SERVICES, INC.,
                   NOVO NETWORKS INTERNATIONAL SERVICES, INC.,
                         E.VOLVE TECHNOLOGY GROUP, INC.

                                  as Borrowers,

                             NOVO NETWORKS (UK) LTD.
                          WEB2DIAL COMMUNICATIONS, INC.
                 SERVICIOS PROFESIONALES J.R.J.S., S.A. DE C.V.
                       NOVO NETWORKS METRO SERVICES, INC.
                       NOVO NETWORKS MEDIA SERVICES, INC.
                  NOVO NETWORKS METRO SERVICES (VIRGINIA), INC.
                E.VOLVE TECHNOLOGY GROUP DE MEXICO, S.A. DE C.V.

                                 as Guarantors,

                                       and

                               NOVO NETWORKS, INC.

                                    as Lender

                           Dated as of August __, 2001

                                TABLE OF CONTENTS

                                                                                                            Page
                                                                                                            ----
Section 1.        Definitions and Principles of Construction.............................................     2

         1.1      Defined Terms..........................................................................     2
         1.2      Principles of Construction.............................................................     7

Section 2.        Amount and Terms of Credit.............................................................     7

         2.1      The Loans..............................................................................     7
         2.2      Notice of Borrowing....................................................................     8
         2.3      Amount of Borrowings...................................................................     8
         2.4      Disbursement of Funds..................................................................     8
         2.5      Evidence of Obligations; Note..........................................................     8
         2.6      Interest...............................................................................     9
         2.7      Voluntary Termination of Unutilized Commitment.........................................     9
         2.8      Nature of Obligations..................................................................     9

Section 3.        Scheduled Repayment; Prepayments; Net Payments.........................................     9

         3.1      Scheduled Repayment....................................................................     9
         3.2      Voluntary Prepayments..................................................................     9
         3.3      Mandatory Prepayments; Commitment Termination..........................................     9
         3.4      Method and Place of Payment............................................................    10
         3.5      Net Payments...........................................................................    10

Section 4.        Conditions Precedent...................................................................    11

         4.1      Conditions Precedent to the Initial Borrowing..........................................    11
         4.2      Conditions Precedent to All Loans Other than the Initial Borrowing.....................    12

Section 5.        Representations, Warranties and Agreements.............................................    13

         5.1      Legal Status...........................................................................    13
         5.2      Power and Authority....................................................................    13
         5.3      No Violation...........................................................................    14
         5.4      Governmental Approvals.................................................................    14
         5.5      Liens..................................................................................    14
         5.6      Litigation.............................................................................    14
         5.7      Material Adverse Change................................................................    14
         5.8      Accounts...............................................................................    14
         5.9      Patents, Licenses, Franchises and Formulas.............................................    14
         5.10     Use of Proceeds........................................................................    15
         5.11     Employee Benefit Plans.................................................................    15

         5.12     Labor Relations........................................................................    15
         5.13     Subsidiaries...........................................................................    15
         5.14     True and Complete Disclosure...........................................................    15
         5.15     Investment Company Act.................................................................    15
         5.16     Insurance..............................................................................    16

Section 6.        Affirmative Covenants..................................................................    16

         6.1      Information Covenants..................................................................    16
         6.2      Books and Records......................................................................    17
         6.3      Maintenance of Properties and Insurance................................................    17
         6.4      Maintenance of Existence; Corporate Franchises.........................................    17
         6.5      Compliance with Law....................................................................    17
         6.6      ERISA..................................................................................    17
         6.7      Performance of Obligations.............................................................    17
         6.8      Taxes..................................................................................    18
         6.9      Use of Proceeds........................................................................    18
         6.10     Cash Concentration Requirements........................................................    18
         6.11     Compliance with the Budget.............................................................    18
         6.12     Further Assurances.....................................................................    18

Section 7.        Negative Covenants.....................................................................    18

         7.1      Liens..................................................................................    19
         7.2      Dividends..............................................................................    19
         7.3      Indebtedness...........................................................................    19
         7.4      Capital Expenditures...................................................................    19
         7.5      Advances, Investments and Loans........................................................    19
         7.6      Consolidations, Mergers, Purchases, Sales of Assets, etc...............................    19
         7.7      Limitations on Modifications of Certain Agreements.....................................    19
         7.8      ERISA..................................................................................    20
         7.9      Nature of Business.....................................................................    20
         7.10     Chapter 11 Claims......................................................................    20
         7.11     Use of Funds in Existing Accounts......................................................    20

Section 8.        Events of Default......................................................................    20

         8.1      Payments...............................................................................    20
         8.2      Representations........................................................................    20
         8.3      Notice of Event of Default; Negative Covenants.........................................    20
         8.4      Covenants..............................................................................    20
         8.5      Dismissal; Conversion..................................................................    21
         8.6      Lifting of the Automatic Stay..........................................................    21
         8.7      Credit Documents.......................................................................    21
         8.8      The Orders.............................................................................    21
         8.9      Chapter 11 Plan........................................................................    21
         8.10     Judgments..............................................................................    21

         8.11     Change of Control......................................................................    21

Section 9.        Guaranty of Obligations................................................................    22

         9.1      Guaranty...............................................................................    22
         9.2      No Impairment of Guaranty..............................................................    23
         9.3      Waiver of Subrogation..................................................................    23
         9.4      Borrowing Agency Provisions............................................................    23

Section 10.       Miscellaneous..........................................................................    24

         10.1     Payment of Expenses, etc...............................................................    24
         10.2     Right of Setoff........................................................................    25
         10.3     Notices................................................................................    25
         10.4     Benefit of Agreement...................................................................    25
         10.5     Assignment of the Loans, etc...........................................................    25
         10.6     No Waiver; Remedies Cumulative.........................................................    26
         10.7     Calculations; Computations.............................................................    26
         10.8     Governing Law; Submission to Jurisdiction; Venue.......................................    26
         10.9     Usury..................................................................................    26
         10.10    Counterparts...........................................................................    27
         10.11    Headings Descriptive...................................................................    27
         10.12    Amendment or Waiver....................................................................    27
         10.13    Entire Agreement.......................................................................    27
         10.14    Survival...............................................................................    27
         10.15    Waiver of Trial by Jury................................................................    27

                           CREDIT & GUARANTY AGREEMENT

         CREDIT & GUARANTY AGREEMENT, dated as of August ___, 2001 among AXISTEL COMMUNICATIONS, INC., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession ("AxisTel"), NOVO NETWORKS GLOBAL SERVICES, INC., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession ("NNGS"), NOVO NETWORKS INTERNATIONAL SERVICES, INC., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession ("NNIS"), and E.VOLVE TECHNOLOGY GROUP, INC., a corporation organized and existing under the laws of Nevada and a debtor and debtor-in-possession ("e.Volve"), NOVO NETWORKS OPERATING CORP., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession ("NNOC" and collectively with AxisTel, NNGS, NNIS and e.Volve, the "Borrowers"), NOVO NETWORKS (UK) LTD., a corporation organized and existing under the laws of the United Kingdom ("NNL"), WEB2DIAL COMMUNICATIONS, INC., a corporation organized and existing under the laws of Delaware ("Web2Dial"), SERVICIOS PROFESIONALES J.R.J.S., S.A. DE C.V., a corporation organized and existing under the laws of Mexico ("Servicios"), NOVO NETWORKS METRO SERVICES, INC., a corporation organized and existing under the laws of Delaware ("NNMS"), NOVO NETWORKS MEDIA SERVICES, INC., a corporation organized and existing under the laws of Delaware ("NNMedia"), NOVO NETWORKS METRO SERVICES (VIRGINIA), INC., a corporation organized and existing under the laws of Virginia ("NNMSV"), and E.VOLVE TECHNOLOGY GROUP DE MEXICO, S.A. DE C.V., a corporation organized and existing under the laws of Mexico ("EGM" and collectively with NNL, Web2Dial, Servicios, NNMS, NNMedia and NNMSV, the "Guarantors"), and NOVO NETWORKS, INC., a corporation organized and existing under the laws of Delaware (the "Lender").

                                   WITNESSETH:

         WHEREAS, on July 30, 2001 (the "Filing Date"), each of the Borrowers filed a voluntary petition for relief under chapter 11 of the Bankruptcy Code with the Bankruptcy Court (as hereinafter defined) thereby commencing its chapter 11 Case (the "Cases") and has continued in the possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, the Borrowers have requested authorization from the Bankruptcy Court to obtain post-petition financing pursuant to Section 364 of the Bankruptcy Code; and

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to make available to the Borrowers the credit facility provided for herein, the due and punctual payment of which is to be guaranteed by the Guarantors;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         Section  1. Definitions and Principles of Construction.

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Additional Loan" shall have the meaning set forth in Section 2.1.

         "Agreement" shall mean this Credit & Guaranty Agreement, as modified, supplemented or amended from time to time.

         "Amended Budget" shall have the meaning set forth in Section 4.2(a).

         "Bankruptcy Code" shall mean title 11 of the United States Code, 11 U.S.C.ss.ss.101, et seq., as amended from time to time.

         "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Delaware or any other court having jurisdiction over the Cases from time to time.

         "Borrowers" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrowing" shall mean the incurrence of a Loan pursuant hereto.

         "Borrowing Date" shall mean a date occurring on or after the Effective Date on which a Borrowing hereunder occurs.

         "Budget" shall have the meaning set forth in Section 4.1(i).

         "Business Day" shall mean for all purposes, any day except Saturday, Sunday and any day which shall be in Dallas, Texas a legal holiday or a day on which banking institutions are authorized or required by Law or other government action to close in any such city.

         "Cases" shall have the meaning set forth in the Recitals.

         "Carve-Out" shall have the meaning provided in the Orders.

         "Cash Receipts" shall mean all cash (including, without limitation, cash received in respect of checks, drafts, bank credits and other similar instruments, and receivables) received by any of the Borrowers from any source.

         "Change of Control" shall mean the Borrowers shall cease to own, directly or indirectly, 100% of the issued and outstanding capital stock of each of the Guarantors.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" shall mean the "Collateral" under the Security and Pledge Agreement.

         "Commitment" shall mean $1,200,000, and if requested by the Borrower and approved by the Lender in its sole and absolute discretion as set forth in
Section 2.1 hereof, up to an additional $400,000 to be applied pursuant to the Amended Budget as therein specified.

         "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the Effective Date) of a Reorganization Plan of any of the Borrowers that is confirmed pursuant to an order of the Bankruptcy Court.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Credit Documents" shall mean and include (i) this Agreement, (ii) the Note, (iii) the Security and Pledge Agreement, and (iv) all other documents and instruments executed and delivered by the Borrowers or the Guarantors in connection with any of the foregoing.

         "Credit Parties" shall mean the Borrowers and the Guarantors.

         "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Designated Borrower" shall mean Novo Networks Operating Corp., a Delaware corporation.

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

         "Effective Date" shall mean the date on which this Agreement is executed and delivered by the Borrowers, the Guarantors and the Lender.

         "Employment Benefits Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA subject to Title I of ERISA or any "plan" subject to Section 4975 of the Code.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Event of Default" shall have the meaning set forth in Section 8.

         "Existing Accounts" shall have the meaning set forth in Section 5.8.

         "Final Order" shall have the meaning set forth in Section 4.2(b).

         "Filing Date" shall have the meaning set forth in the Recitals.

         "GAAP" shall mean generally accepted accounting principles in the United States, from time to time, consistently applied during a relevant period.

         "Governmental Approval" shall mean any authorization, approval, consent, license, concession, ruling, permit, tariff, rate, certification, order, validation, exemption, waiver or variance of or from any Governmental Authority, or any registration, filing or recording with, or any notification to, any Governmental Authority.

         "Governmental Authority" shall mean any administrative department, agency, commission, bureau, board, regulatory authority, instrumentality, corporation or other governmental body, entity, judicial or administrative body or court (including, without limitation, banking and taxing authorities), of, or owned or controlled by the United States, any state thereof or any other jurisdiction or any political subdivision of any of the foregoing.

         "Guarantors" shall have the meaning provided in the first paragraph of this Agreement.

         "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (x) evidenced by any notes, bonds, debentures or similar instruments made or issued by such Person, (y) for borrowed money or (z) for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder,
(iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations and liabilities of such Person arising under or pursuant to any interest rate `swap', `cap', `collar' or other interest rate protection arrangement, and (vi) all Contingent Obligations of such Person.

         "Initial Borrowing" shall mean the initial Borrowing hereunder.

         "Initial Borrowing Date" shall mean the date on which the Initial Borrowing occurs.

         "Interest Margin" shall mean 3.0% per annum.

         "Interim Order" shall have the meaning set forth in Section 4.1(b).

         "Law" shall mean any constitution, treaty, convention, statute, law, code, act, ordinance, decree, order, injunction, rule, regulation, resolution, guideline, interpretation, direction, policy, restriction, request (whether or not in any such case having the force of law), or judicial, administrative or arbitral decision.

         "Lender" shall have the meaning provided in the first paragraph of this Agreement, and shall include any Person to whom the Lender assigns all or any portion of its interest as Lender in respect of any Loan.

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under any recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Loan" shall have the meaning set forth in Section 2.1.

         "Material Adverse Effect" shall mean any material adverse effect (other than an orderly liquidation of the Debtors approved by the Lender and other than those which customarily occur as a result of events leading up to and following the commencement of a case under chapter 11 of the Bankruptcy Code and the commencement of the Cases) on (i) the condition (financial or otherwise), business, operations, assets, revenues, properties or prospects of any Credit Party, or any material impairment of the value of any Credit Party or the ability of any Credit Party to conduct its business as conducted on the date hereof, or (ii) the ability of any Credit Party to perform any of its respective obligations under the Credit Documents, or (iii) the validity or enforceability of any of the Credit Documents or the rights or remedies of the Lender thereunder.

         "Maturity Date" shall mean November 30, 2001, unless extended by written agreement of the Lender and each Credit Party.

         "Net Proceeds" shall mean, in respect of any sale of assets outside the ordinary course of the Borrowers' business, the proceeds of such sale after the payment of or reservation for expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Lender.

         "Note" shall have the meaning set forth in Section 2.5(a).

         "Notice of Borrowing" shall have the meaning set forth in Section 2.2.

         "Orders" shall mean the Interim Order and the Final Order.

         "Obligations" shall mean all amounts owing to the Lender pursuant to the terms of this Agreement or any other Credit Document (including, without limitation, principal, interest, fees, expenses and indemnities).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "Permitted Liens" shall have the meaning set forth in Section 7.1.

         "Person" shall mean any individual, partnership, limited partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrowers or a Subsidiary of the Borrowers, and each such plan for the five year period immediately following the latest date on which the Borrowers, or a Subsidiary of the Borrowers maintained, contributed to or had an obligation to contribute to such plan.

         "Prepayment Date" shall mean the thirty-seventh day following the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

         "Prime Rate" shall mean the rate which The Chase Manhattan Bank announces from time to time as its prime lending rate, the Prime Rate to change when and as such prime lending rate changes.

         "Reorganization Plan" shall mean a chapter 11 plan in any of the Cases.

         "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

         "Responsible Officer" shall mean, in the case of each Borrower, its chief executive officer.

         "Restricted Account" shall have the meaning set forth in Section
6.10(b).

         "Security and Pledge Agreement" shall have the meaning set forth in
Section 4.1(g).

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

         "Superpriority Claim" shall mean a claim against any Borrower in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

         "Taxes" shall have the meaning set forth in Section 3.5.

         "Termination Date" shall mean the earlier to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date, (iv) the date of consummation of a sale of all or substantially all of the capital stock or assets of any Borrower or Guarantor, as the case may be, unless such sale has been approved in writing by the Lender in advance and (v) the date on which the maturity of the Loans shall be accelerated as a result of the occurrence of an Event of Default and the Commitment shall be terminated in accordance with the terms hereof.

         "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

         "United States" and "U.S." shall each mean the United States of America.

         "Unutilized Commitment" shall mean, at any time, the Commitment of the Lender at such time less the aggregate principal amount of all Loans theretofore made by the Lender hereunder.

         1.2 Principles of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         Section  2.       Amount and Terms of Credit.

         2.1 The Loans. Subject to and upon the terms and conditions set forth herein, the Lender agrees, at any time and from time to time prior to the Termination Date, to make loans (each, a "Loan"; and together with all other Loans hereunder, the "Loans") to the

Borrowers, which Loans shall not exceed, in aggregate principal amount, the Commitment and shall be available to the Borrower as follows: (i) up to $1,200,000 in Loans from the date hereof to the Termination Date, and (ii) if requested by the Borrower in writing and approved in writing by the Lender in its sole and absolute discretion, up to an aggregate of $400,000 in Loans under the Amended Budget (each an "Additional Loan," and collectively, the "Additional Loans"). The Loans are available only on the terms and subject to the conditions specified hereunder, and once repaid, in full or in part, may not be reborrowed by the Borrowers in whole or in part.

         2.2 Notice of Borrowing. Whenever the Borrowers desire to make a Borrowing hereunder, they shall give the Lender not less than one Business Day prior notice thereof; provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 noon (Dallas, Texas time) on such day. Each such notice (each, a "Notice of Borrowing") shall be irrevocable and shall be given by the Borrowers in the form of Exhibit A, appropriately completed to specify: (a) the principal amount of the Loan to be made pursuant to such Borrowing; and (b) the date of such Borrowing (which shall be a Business
Day).

         2.3      Amount of Borrowings.

         (a) The principal amount of each Borrowing pursuant hereto shall be in an amount not less than $10,000, and in integral multiples of $1,000 in excess thereof.

         (b) The principal amount of each Borrowing pursuant hereto shall not exceed the Unutilized Commitment.

         2.4 Disbursement of Funds. Subject to the terms and subject to the conditions hereof, no later than 12:00 Noon (Dallas, Texas time) on each Borrowing Date, the Lender shall make available the amount of the requested Loans to the Borrower by deposit to [identify account], or to such other account as the Borrowers shall have requested pursuant to a written notice to the Lender not later than one Business Day prior to the relevant Borrowing Date.

         2.5      Evidence of Obligations; Note.

         (a) The Borrowers' obligation to pay the principal of, and interest on, the Loans shall be evidenced by a promissory note duly executed and delivered by the Borrowers substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (the "Note"). The Note issued to the Lender shall (i) be dated the Initial Borrowing Date, (ii) be payable to the order of the Lender, (iii) be in a stated principal amount equal to $1,600,000,
(iv) be repaid to the extent of the aggregate principal amount of the Borrowings hereunder; (v) provide for repayment of principal as provided in Section 3.1,
(vi) bear interest as provided in Section 2.6 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (b) The Lender will note on its internal records the amount of the indebtedness of the Borrowers to the Lender as a result of the Loans, including the amounts of principal, interest and other amounts payable and paid to the Lender from time to time under this Agreement and the Note. Such internal records shall constitute prima facie evidence of the existence and amounts of the Loans and other Obligations therein noted; provided, however, that the failure of the Lender to make such notations, or any error therein, shall not in any manner affect the obligations of the Borrowers to repay or pay the Loans in accordance with the terms of this Agreement.

         2.6      Interest.

         (a) The Borrowers, jointly and severally, agree to pay interest as set forth in clause (c) below in respect of the unpaid principal amount of each Loan from the date the proceeds thereof are made available to the Borrowers until the maturity thereof (whether by acceleration or otherwise), at a rate per annum which shall be equal to the sum of (i) the Prime Rate in effect from time to time, plus (ii) the Interest Margin.

         (b) Overdue principal and, to the extent permitted by Law, overdue interest in respect of each Loan and any other overdue amount payable by the Borrowers hereunder or under any other Credit Document shall bear interest at a rate per annum equal to the sum of (i) the Prime Rate in effect from time to time, plus (ii) 5%.

         (c) Accrued (and theretofore unpaid) interest shall be payable in respect of each Loan on (i) the Termination Date, (ii) to the extent set forth in Section 3.3, on any prepayment, and (iii) at any time on demand after the Termination Date.

         2.7 Voluntary Termination of Unutilized Commitment. The Borrowers shall have the right upon the delivery of written notice to the Lender to terminate the Unutilized Commitment in whole or in part.

         2.8 Nature of Obligations. Notwithstanding anything herein to the contrary, each of the Obligations of the Borrower hereunder and under the other Credit Documents are joint and several, and each Borrower hereby acknowledges and agrees to each of such joint and several obligations.

         Section 3.        Scheduled Repayment; Prepayments; Net Payments.

         3.1 Scheduled Repayment. On the Termination Date, all outstanding principal of the Loans, together with all accrued and unpaid interest thereon, shall be paid in cash and the Commitment shall be terminated without the need of any further action or writing.

         3.2 Voluntary Prepayments. The Borrowers shall have the right to prepay the Loans, without premium or penalty, in whole or in part, at any time and from time to time.

         3.3      Mandatory Prepayments; Commitment Termination.

         (a) On the date of receipt of any Net Proceeds from the sale of any assets of any of the Borrowers, the Borrowers shall pay to the Lender an amount equal to such Net Proceeds, which amount shall be applied to the Obligations as follows: (A) first, to the payment of accrued and unpaid interest on the Loans, and (B) second, to the prepayment of the principal amount of the Loans.

         (b) If on the last day of any month, commencing on August 31, 2001, the aggregate cash of the Borrowers as of such date (net of float), whether held in the Existing Accounts or in the Restricted Account, as the case may be, shall exceed the amount of aggregate cash of the Borrowers contemplated in the Budget or the Amended Budget, as the case may be, for such month, the Borrowers shall pay to the Lender an amount equal to 100% of the excess thereof, unless the Borrowers provide a certificate to the Lender certifying that the excess amount is the result of early collection of receivables or deferred expenses contemplated in the Budget or the Amended Budget, as the case may be, in which case, the prepayment shall be in an amount equal 100% of the excess over the amount contemplated by the Budget or the Amended Budget, as the case may be, if any. Such prepayment amount shall be applied to the Obligations as follows: (A) first, to the payment of accrued and unpaid interest on the Loans, and (B) second, to the prepayment of the principal amount of the Loans.

         3.4 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or the Note shall be made to the Lender not later than 12:00 Noon (Dallas, Texas time) on the date when due and shall be made in Dollars in immediately available funds at such place as the Lender shall from time to time specify in writing to the Borrowers. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall continue to accrue and be payable on the date of such payment.

         3.5 Net Payments. All payments made by the Borrowers hereunder or under the Note will be made without setoff, counterclaim or other defense of any kind. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of the Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of the Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrowers agree to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under the Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrowers agree to reimburse the Lender, upon the written request of the Lender, for taxes imposed on or measured by the net income or profits of the Lender pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of the Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of the Lender is located and for any withholding of income or similar taxes as the Lender shall determine are payable by, or withheld from, the Lender in respect of such amounts so paid to or on behalf of the Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of the Lender pursuant to this sentence. The Borrowers will furnish to the Lender within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrowers. The Borrowers, jointly and severally, agree to indemnify and hold harmless the Lender, and to reimburse the Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by the Lender.

         Section 4.        Conditions Precedent.

         4.1 Conditions Precedent to the Initial Borrowing. The obligation of the Lender to make the initial Loan hereunder is subject, at the time of such Initial Borrowing, to the satisfaction of the following conditions:

         (a) Execution of Agreement; Note. The Effective Date shall have occurred and there shall have been delivered to the Lender the appropriate Note duly executed by the Borrowers in the amount, with the maturity and as otherwise provided herein.

         (b) Interim Order. An interim order in the form of Exhibit C hereto, as may be modified only with the approval of the Lender, (the "Interim Order") shall have been entered by the Bankruptcy Court (which Interim Order shall have been entered no later than 10 Business Days after the commencement of the Cases), shall remain in full force and effect, and shall not have been stayed, reversed, amended, or modified in any respect; and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the performance by the Borrowers of any of their obligations hereunder or under the Credit Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

         (c) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at or around the commencement of the Cases shall be satisfactory in form and substance to the Lender.

         (d) No Default; Representations and Warranties. At the time of such Borrowing and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in any other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing (except for representations or warranties made expressly as of a given date, which shall continue to be true and correct in all material respects as of such given date).

         (e) Notice of Borrowing. The Lender shall have received a Notice of Borrowing with respect to the Loans to be made on the Initial Borrowing Date, which Notice of Borrowing shall be given in accordance with the requirements of
Section 2.2 hereof and shall not exceed the amount of the Initial Borrowing.

         (f) Proceedings. All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Lender, and the Lender shall have received all information and certified copies of all documents and papers and Governmental Approvals, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, or Governmental Authorities, as the case may be.

         (g) Security and Pledge Agreement. The Borrowers shall have duly authorized, executed and delivered a Security and Pledge Agreement substantially in the form of Exhibit D (as modified, supplemented or amended from time to time, the "Security and Pledge Agreement").

         (h) Opinion of Borrowers' Counsel. The Lender shall have received from counsel to the Borrowers an opinion addressed to the Lender and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such additional matters incident to the transactions contemplated herein as the Lender may reasonably request.

         (i) Budget. The Lender shall have received from the Borrowers a budget substantially in the form of Exhibit F and in any event satisfactory in form and substance to the Lender (the "Budget"). The Budget shall set forth in reasonable detail (i) the Borrowers' anticipated Cash Receipts and disbursements for the period through the Maturity Date and (ii) the anticipated uses of the Commitment.

         (j) Litigation. No litigation, action, suit, investigation, claim or proceeding shall be pending or threatened with respect to this Agreement or any other Credit Document, the transactions contemplated hereby or thereby.

         (k) No Material Adverse Change. No material adverse change shall have occurred since July 30, 2001 in the condition (financial or otherwise), business, operations, assets, revenues, properties or prospects of any of the Credit Parties, and the Lender shall not have become aware of any facts or circumstances not previously known by it which the Lender shall reasonably determine has, or could reasonably be expected to have, a Material Adverse Effect.

         4.2 Conditions Precedent to All Loans Other than the Initial Borrowing. The obligation of the Lender to make Loans hereunder other than the Initial Borrowing is subject, at the time of such Loans, to the satisfaction of the conditions specified in (c) through (e) below, and with respect to any Additional Loans, the Lender may make such Additional Loans subject to the satisfaction of the conditions specified in (a) through (e) below:

         (a) Amended Budget. No later than one Business Day prior to the proposed Borrowing Date for any such Additional Loan, the Lender shall have received from the Borrowers a modified or amended Budget, satisfactory in form and substance to the Lender in its sole and absolute discretion (the "Amended Budget"), setting forth the use of proceeds for such Additional Loans.

         (b) Final Order. No later than thirty-seven (37) days after the date of entry of the Interim Order, an order in form and substance satisfactory to the Lender in its sole and absolute discretion authorizing Additional Loans in accordance with this Agreement (the "Final Order") shall have been entered by the Bankruptcy Court, which order shall be in full force and effect, and shall not have been stayed, reversed, amended, or modified in any respect; and, if the Final Order is the subject of a pending appeal in any respect, neither the making of such Loans nor the performance by the Borrowers of any of their obligations hereunder or under the Credit Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

         (c) No Default; Representations and Warranties. At the time of the Borrowing and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Borrowing (except for representations or warranties made expressly as of a given date, which shall continue to be true and correct in all material respects as of such given date).

         (d) No Material Adverse Change. No material adverse change shall have occurred since the immediate preceding Borrowing Date, in the condition (financial or otherwise), business, operations, assets, revenues, properties or prospects of any of the Credit Parties, and the Lender shall not have become aware of any facts or circumstances not previously known by it, which the Lender shall reasonably determine has, or could reasonably be expected to have, a Material Adverse Effect.

         (e) Notice of Borrowing. The Lender shall have received a Notice of Borrowing with respect to the Additional Loans to be made on such Borrowing Date, which Notice of Borrowing shall be given in accordance with the requirements of Section 2.2 hereof.

         The request by any Borrower for, and the acceptance by any Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by each Borrower that the conditions specified in this Section 4.2 have been satisfied or waived at that time.

         Section 5.        Representations, Warranties and Agreements.

         In order to induce the Lender to enter into this Agreement and to make the Loans, each Borrower, jointly and severally, hereby makes the following representations, warranties and agreements as of the date hereof, each of which shall survive the execution and delivery of this Agreement and the Note and the making of the Loans.

         5.1 Legal Status. Each of the Borrowers is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation. Each of the Borrowers has the power and authority to own its property and assets, transact the business in which it is engaged, do all things necessary or appropriate in respect of the business in which it is engaged, and consummate the transactions contemplated by the Credit Documents.

         5.2 Power and Authority. Each of the Borrowers has the power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each such Credit Document. Each of the Borrowers has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or other similar laws relating to or limiting creditors' rights generally or by general equity principles. Each of the Borrowers has duly executed and delivered each of the Credit Documents to which it is party, and each such Credit Document, constitutes, its legal, valid and binding obligation enforceable in accordance with its terms.

         5.3 No Violation. Neither the execution, delivery or performance by any Borrower of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the use of the proceeds of the Loans as contemplated herein, will contravene any material provision of any Law.

         5.4 Governmental Approvals. No Governmental Approval (except as have been obtained or made and are in full force and effect), is required to authorize, or is required in connection with (i) the execution, delivery and performance by any Borrower of any Credit Document to which it is a party or
(ii) the legality, validity, binding effect or enforceability against any Borrower of any such Credit Document.

         5.5 Liens. Except as permitted by Section 7.1, there are no Liens of any nature whatsoever on any assets of any of the Borrowers. No Borrower is party to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any asset of any Borrower or otherwise result in a violation of this Agreement other than the Liens granted to the Lender pursuant to the Credit Documents.

         5.6 Litigation. There is no litigation, action, suit, investigation, claim or proceeding pending or threatened with respect to (i) this Agreement or any other Credit Document or (ii) the transactions contemplated hereby or thereby.

         5.7 Material Adverse Change. Nothing has occurred, or has been disclosed to the Lender by any of the Borrowers since the Filing Date, which would indicate that a Material Adverse Change has occurred.

         5.8 Accounts. Other than the accounts listed on Schedule 5.8 hereto (the "Existing Accounts"), the Borrowers have no other bank accounts or similar arrangements with any Person.

         5.9      Patents, Licenses, Franchises and Formulas.

         (a) Each Borrower owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its respective business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could result in a Material Adverse Effect.

         (b) Without limiting the foregoing, the Borrowers own all of the right, title and interest in the Collateral described in the Security and Pledge Agreement, without any conflict with the rights of any other Person and has not assigned, licensed, transferred, conveyed, pledged, hypothecated or granted a security interest in such Collateral to any Person other than the Lender, except for Permitted Liens. All of the Collateral described therein has been to the extent indicated in the Security and Pledge Agreement, registered (or registration has been applied for) in the name of the Borrowers with the appropriate Governmental Authority. To the knowledge of the Borrowers, no Person is infringing upon the rights of the Borrowers in or to any of the Collateral described therein.

         5.10 Use of Proceeds. The net proceeds of the Loans will be used by the Borrowers to pay bona fide working capital, business, professional and reorganization expenses incurred by the Borrowers in the ordinary course of business in accordance with the Budget or the Amended Budget, as the case may be.

         5.11 Employee Benefit Plans. The Borrowers have never maintained or contributed to (or had an obligation to contribute to) any Employment Benefits Plan.

         5.12 Labor Relations. None of the Borrowers nor any of their respective Subsidiaries is engaged in any unfair labor practice that could be expected to have a Material Adverse Effect.

         5.13 Subsidiaries. Other than as set forth on Schedule 5.14 hereto, the Borrowers do not have any Subsidiaries or own any proprietary interest in any Person. The Borrowers own all of the issued and outstanding shares of capital stock of the Guarantors free and clear of all Liens, other than Permitted Liens and the Liens created pursuant to the Credit Documents.

         5.14 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Borrower or any of their respective Subsidiaries (including, without limitation, information in the Credit Documents), for purposes of or in connection with this Agreement or any transaction contemplated herein or in any Credit Document is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Borrower or any of their respective Subsidiaries to the Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not materially incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

         5.15 Investment Company Act. No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         5.16 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrowers, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage (including self insurance) as is customarily carried by companies of the size and character of the Borrowers.

         Section 6.        Affirmative Covenants.

         Except as otherwise agreed to by the Lender in writing, from and after the date hereof and until the Loans and the Note, together with interest and all other Obligations incurred hereunder and thereunder, are paid in full:

         6.1      Information Covenants.

         (a) Notice of Default or Litigation, etc. Each Credit Party will promptly, but in no event later than three Business Days after an officer of such Credit Party obtains knowledge thereof, furnish, or cause to be furnished, to the Lender notice of (i) the occurrence of any event which constitutes a Default or Event of Default, (ii) a Reportable Event or Unfunded Current Liability, (iii) any litigation or governmental proceeding pending or threatened against any of the Credit Parties which, if determined adversely, materially impairs the rights of the Lender under any of the Credit Documents or has or may reasonably be expected to have a Material Adverse Effect or (iv) any other event which could have a Material Adverse Effect.

         (b) Periodic Reports. The Designated Borrower shall provide to the Lender the following reports in such reasonable detail as the Lender may from time to time require:

                           (i) no later than the third Business Day of each week, (x) a statement of cash flow for the immediately preceding week, setting forth in comparative form the actual figures for such week and for the relevant portion of the current fiscal year then ended and the Budget or Amended Budget, as the case may be, figures for such periods, and (y) a 13-week rolling cash flow projection, together with a description of the assumptions used in the preparation of such projections;

                           (ii) within 25 days after the end of each month, a balance sheet as at the end of such month and the related statements of income, cash flows and changes in stockholders' equity for such month;

                           (iii) within 45 days after the end of each quarterly fiscal period in each fiscal year (other than the last quarterly fiscal period of each such fiscal year), a balance sheet as at the end of such quarter and the related statements of income, cash flows and changes in shareholders' equity for such quarter and (and in the case of the second and third quarters) for the portion of the current fiscal year ending with such quarter;

                           (iv) within 90 days of the end of each fiscal year, a balance sheet as at the end of such year and the related statements of income, cash flows and changes in stockholders' equity for such year; and

                           (v)      such other information or documents
         (financial or otherwise) as the Lender may reasonably request from time to time including, without limitation, information relative to the withdrawal and application of funds from the Existing Accounts and Restricted Account (if applicable) and compliance by the Borrowers with the Budget or the Amended Budget, as the case may be.

         6.2 Books and Records. Each Credit Party will keep proper books of record and account in which full, true and correct entries, in conformity with applicable Law and in conformity with GAAP, will be made of all business dealings and transactions in relation to its financial activities. In particular, each Borrower shall maintain proper books of record and account of Borrowings and the use by such Borrower of the proceeds of any Borrowing. Each Credit Party will, and will cause each of its respective agents and representatives to meet with officers and designated representatives or agents of the Lender at all reasonable times and to such reasonable extent as the Lender may request, to discuss the affairs, finances and accounts of the Credit Parties, and be advised as to the same by, the officers, representatives and agents of the Credit Parties.

         6.3 Maintenance of Properties and Insurance. Each Credit Party will keep all of its non-financial properties and assets in good and working order and condition and insured with financially sound and reputable insurance companies in such amounts and against such risks (including, without limitation, insurance with respect to environmental hazards) as is generally maintained in accordance with good business practices by businesses similarly situated and furnish to the Lender, upon written request, full information as to the insurance carried.

         6.4 Maintenance of Existence; Corporate Franchises. Each Credit Party will do or cause to be done, all things necessary to (i) preserve and maintain its existence and good standing in the jurisdiction of its incorporation, (ii) qualify and remain qualified in each jurisdiction in which such qualification is required and in which failure to do so would result in a Material Adverse Effect, and (iii) keep in full force and effect its existence and its material rights, franchises, licenses and patents.

         6.5 Compliance with Law. Each Credit Party will comply with all applicable Laws of, and all applicable restrictions imposed by, all Governmental Authorities, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

         6.6 ERISA. Each Plan maintained by a Credit Party (and each related trust, insurance contract or fund) shall be in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code.

         6.7 Performance of Obligations. Each Credit Party will perform all of its obligations under (i) each Credit Document to which it is a party, and
(ii) the terms of each other
agreement, mortgage, indenture, security agreement, and other debt instrument by which it is bound, except where failure to so perform could not reasonably be expected to result in a Material Adverse Effect.

         6.8 Taxes. Subject to any limitation imposed by the Bankruptcy Code, each Credit Party will pay and discharge or cause to be paid and discharged all applicable post-petition taxes (including stamp taxes), assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed or upon any part thereof, when due.

         6.9 Use of Proceeds. The Borrowers will use the proceeds of the Loans as contemplated in Section 5.10 hereof. As required pursuant to
Section 6.2 hereof, each Borrower shall maintain proper books of record and account as to the use by it of any of the proceeds of a Borrowing.

         6.10     Cash Concentration Requirements.

         (a) The Borrowers shall maintain and deposit all Cash Receipts in one or more of the Existing Accounts designated on Schedule 5.8.

         (b) Upon request of the Lender, Borrowers shall (i) create a centralized account (the "Restricted Account") into which all Cash Receipts of the Borrowers shall be deposited on a daily basis, (ii) instruct all account debtors of the Borrowers to make payment in respect of all accounts receivable owing to the Borrowers directly to the Restricted Account, and (iii) instruct all of the Responsible Officers of the Borrowers to make daily deposits of all Cash Receipts of the Borrowers in the Restricted Account. Upon request of the Lender, the Borrowers shall provide to the Lender any bank statements or other information for the Restricted Account.

         (c) Except as provided in this Section 6.10, the Borrowers may not establish any other bank account or similar arrangement with any Person without the prior written consent of the Lender.

         6.11 Compliance with the Budget. Each of the Borrowers will conduct its business in accordance with the Budget or the Amended Budget, as the case may be.

         6.12 Further Assurances. Each Credit Party will, at its own expense, (i) make, execute, endorse, acknowledge, file and/or deliver to the Lender from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments relating to, and (ii) take or cause to be taken such further actions and steps relating to,
(x) the Collateral, and/or (y) the other agreements, covenants and transactions provided for or contemplated herein or in the other Credit Documents, in any such case, as the Lender may reasonably require.

         Section 7.        Negative Covenants.

         Except as otherwise agreed to by the Lender in writing, from and after the date hereof and until the Loan and the Note, together with interest and all other Obligations incurred hereunder and thereunder, are paid in full:

         7.1 Liens. The Credit Parties will not agree to create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real, personal or mixed, tangible or intangible) of such Person, whether now owned or hereafter acquired, except for Liens set forth in Schedule 7.1 hereto (collectively, the "Permitted Liens") and the Liens created pursuant to the Credit Documents.

         7.2 Dividends. The Credit Parties will not declare or pay any dividends, or return any capital, to their respective shareholders or authorize or make any other distribution, payment or delivery of property or cash to their respective shareholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for any consideration, any shares of any class of their respective capital stock or interest of any of their respective shareholders, in each case now or hereafter outstanding (or any options or warrants issued by the Credit Parties with respect to their respective capital stock) or set aside any funds for any of the foregoing purposes.

         7.3 Indebtedness. The Credit Parties will not contract, create, incur, assume or suffer to exist any Indebtedness for borrowed money in addition to indebtedness under the Agreement other than extensions of credit in the ordinary course of business.

         7.4 Capital Expenditures. The Credit Parties will not make any new expenditure for fixed or capital assets (including, without limitation, expenditures for new maintenance and repairs which should be capitalized in accordance with GAAP and including new capitalized lease obligations) in excess of $10,000 in the aggregate.

         7.5 Advances, Investments and Loans. The Credit Parties will not, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person or otherwise form, organize or operate any Subsidiaries, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, except that a Credit Party may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary commercial practice.

         7.6 Consolidations, Mergers, Purchases, Sales of Assets, etc. The Credit Parties will not wind up, liquidate or dissolve their respective affairs or enter into any transaction of consolidation or merger with or into any other Person, sell, convey, assign, transfer, lease or otherwise dispose of (or agree to do any of the foregoing at any future time), directly or indirectly, all or any material part of their property or assets.

         7.7 Limitations on Modifications of Certain Agreements. The Credit Parties will not (i) amend, modify or change, or permit the amendment, modification or change of, any provision of their respective articles of association, bylaws or other organizational documents, (ii) amend, modify or change, or permit the amendment, modification or change of, any provision of any agreement entered into by any Credit Party, with respect to its capital stock, or (iii) enter into any new agreement with respect to their respective capital stock.

         7.8 ERISA. The Credit Parties will not, and will not permit any of their respective Subsidiaries to, maintain or contribute to (or have an obligation to contribute to) any Employment Benefits Plan.

         7.9 Nature of Business. The Credit Parties will not modify or alter in any material respect the nature and type of their business as conducted as of the Filing Date or the manner in which such business is conducted, except as otherwise required by the Bankruptcy Code or an orderly liquidation of the Borrowers' assets with the prior written consent of the Lender.

         7.10 Chapter 11 Claims. The Borrowers will not incur, create, assume, suffer to exist or permit any other Superpriority Claim which is pari passu with or senior to the claims of the Lender against the Borrowers hereunder, except for the Carve-Out.

         7.11 Use of Funds in Existing Accounts. The Borrowers will not withdraw or otherwise utilize any funds held in the Existing Accounts or the Restricted Account (if applicable) for any purpose other than to pay bona fide working capital, business, professional and reorganization expenses incurred by the Borrowers in the ordinary course of business in accordance with the Budget or the Amended Budget, as the case may be.

         Section 8.        Events of Default.

         Upon the occurrence of any of the following specified events (each an "Event of Default"):

         8.1 Payments. Any of the Borrowers shall default in the payment when due of any principal of any Loan or the Note, or default in the payment when due of interest on any Loan or the Note or any other amounts owing hereunder or under the Note; or

         8.2 Representations. Any representation, warranty or statement made by any of the Credit Parties in any Credit Document or in any certificate delivered pursuant to any Credit Document shall prove to be untrue in any material respect on the date as of which made or at any time thereafter in which any of the Obligations remains outstanding; or

         8.3 Notice of Event of Default; Negative Covenants. Any of the Borrowers shall default in the due performance or observance by it of any covenant, condition or agreement contained in Sections 6.1(a) and 7.

         8.4 Covenants. Except as provided in Sections 8.1, 8.2 and 8.3, any of the Borrowers shall default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document and such default shall continue unremedied for more than ten (10) days after notice of the same by the Lender; or

         8.5 Dismissal; Conversion. Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by any Borrower for the approval of any other Superpriority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Lender against any Borrower hereunder, or there shall arise or be granted any such pari passu or senior Superpriority Claim; or

         8.6 Lifting of the Automatic Stay. The Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of any of the Borrowers which have a value in excess of $50,000 in the aggregate; or

         8.7 Credit Documents. Any Credit Document shall cease to be in full force and effect or shall cease to grant to the Lender the Liens, rights, powers and privileges purported to be created thereby, or any Credit Party shall so assert in any pleading filed in any court or otherwise default in the due performance of any term, covenant or agreement on its part to be performed or observed pursuant thereto; or

         8.8 The Orders. An order shall be entered reversing, amending, supplementing, staying for a period in excess of 10 days, vacating or otherwise modifying the Interim Order or the Final Order without the prior written consent of the Lender; or

         8.9 Chapter 11 Plan. The Debtors shall file any chapter 11 plan, or support any filed chapter 11 plan, which is not supported by the Lender or which does not repay all Obligations to the Lender in full in cash on or before the Termination Date; or

         8.10 Judgments. One or more judgments, awards or decrees by any court, arbitrator or Governmental Authority as to any post-petition obligation shall be entered on or after the Initial Borrowing Date against any Credit Party involving in the aggregate a liability (not paid or fully covered by insurance) in excess of $50,000 and the enforcement thereof shall not be stayed; there shall be rendered against Credit Party a non-monetary judgment with respect to a post-petition event which causes or would reasonably be expected to cause a Material Adverse Effect; or

         8.11     Change of Control. A Change of Control shall occur;

         then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Lender may by notice to the Borrowers (with a copy to counsel for the Official Creditors' Committee appointed in the Cases and to the United States Trustee for the District of Delaware), take one or more of the following actions, at the same or different times provided, that with respect to the enforcement of Liens or other remedies with respect to the Collateral under clause (iii) below, the Lender shall provide the Borrowers (with a copy to counsel for the Official Creditors' Committee in the Cases and to the United States Trustee for the District of Delaware) with three (3) Business Days' written notice prior to taking the action contemplated thereby: (i) terminate forthwith the Commitment; (ii) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and all other liabilities of the Borrowers accrued hereunder and under any other Credit Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Credit Document to the contrary notwithstanding; and (iii) exercise any and all remedies under the Credit Documents and under applicable law available to the Lender. After notice of an Event of Default has been given to the Borrowers by the Lender (except during any applicable grace period set forth in Section 8.4), the Borrowers shall be prohibited from incurring any Loans or using any cash collateral of the Lender without the Lender's prior written consent.

         Section 9.        Guaranty of Obligations.

                  9.1      Guaranty.

                  (a) Each Guarantor hereby, jointly and severally, unconditionally and irrevocably guarantees the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations.

                  (b) Each Guarantor waives presentation to, demand for payment from and protest to any Borrower or other Guarantor, and also waives notice of protest for nonpayment. The obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against any Borrower or other Guarantor under the provisions of this Agreement or any other Credit Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof;
(iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Credit Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Obligations or any of them; (v) the failure of the Lender to exercise any right or remedy against any Borrower or other Guarantor; or (vi) the release or substitution of any Borrower or other Guarantor.

                  (c) Each Guarantor further agrees that this guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of any other Credit Party, or to any other Person.

                  (d) Each Guarantor hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the other Credit Parties and any circumstances affecting the ability of the other Credit Parties to perform under this Agreement.

                  (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Lender does not make any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Credit Party in respect of the management and maintenance of the Obligations.

                  (f) Subject to the provisions of the Security and Pledge Agreement, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lender shall be entitled to immediate payment of such Obligations by any Borrower or Guarantor upon written demand by the Lender, without further application to or order of the Bankruptcy Court.

                  9.2 No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

                  9.3 Waiver of Subrogation. Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against any Credit Party or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to any Credit Party's property (including, without limitation, any property which is Collateral for the Obligations) arising from the existence or performance of this Agreement.

                  9.4      Borrowing Agency Provisions.

                  (a) Each Borrower hereby irrevocably designates the Designated Borrower to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now and hereafter required hereunder, on behalf of such Borrower, and hereby authorizes the Lender to pay over or credit all loan proceeds hereunder in accordance with the request of the Designated Borrower.

                  (b) The handling of this credit facility as a co-borrowing facility with the Designated Borrower as borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Credit Parties and at their request. The Lender shall not incur liability to any Credit Party as a result thereof. To induce the Lender to do so and in consideration thereof, each Credit Party hereby indemnifies the Lender and holds the Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage asserted against the Lender by any Person arising from or incurred by reason of the handling of the financial arrangements of the Credit Parties as provided herein, reliance by the Lender on any request or instruction from the Designated Borrower or any other action taken by the Lender with respect to this Section 9.4 except due to willful misconduct or gross (not mere) negligence by the indemnified party.

                  (c) All Obligations shall be joint and several, and each Credit Party shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Credit Party shall in no way be affected by any extensions, renewals and forbearance granted by the Lender to any Credit Party, failure of the Lender to give any Credit Party notice of Borrowing or any other notice, any failure by the Lender to pursue or preserve its rights against any Credit Party, the release by the Lender of any Collateral now or thereafter acquired from any Credit Party, and such agreement by each Credit Party to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by the Lender to the other Credit Parties or any Collateral for such Credit Party's Obligations or the lack thereof.

         Section 10.       Miscellaneous.

         10.1     Payment of Expenses, etc. Each Borrower hereby agrees to:

         (a) pay all reasonable out-of-pocket costs and expenses as determined by the Bankruptcy Court (i) of the Lender (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto and thereto, and (ii) of the Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel of White & Case LLP); provided, that the foregoing obligations shall be included in the Obligations and become due and payable by the Borrowers on the Termination Date;

         (b) pay and hold the Lender harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and

         (c) indemnify the Lender, its directors, officers, managers, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Lender is a party thereto) related to the entering into and/or performance of this Agreement, any other Credit Document or any other document or instrument entered into in connection therewith, or the use of the proceeds of the Loans hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, etc., to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

         10.2 Right of Setoff. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any Indebtedness at any time held or owing by the Lender to or for the credit or the account of the Borrowers against and on account of the Obligations and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

         10.3 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Borrowers, to it at: Novo Networks Operating Corp. Attention: Steven R. Loglisci, 3110 Thomas Avenue, Suite 531, Dallas, Texas 75204, Facsimile: (214) 979-0233, with a copy to Jeffrey M. Schlerf, Esq., The Bayard Firm, 222 Delaware Avenue, Suite 900, Wilmington, Delaware 19899, Telephone: (302) 655-5000, Facsimile: (302) 658-6395 and Charles Setzfand, ESBA Capital Group, Inc., 200 East Lexington Street, Suite 800, Baltimore, Maryland 21202, Facsimile: (410) 385-3071; and if to the Lender, to Novo Networks, Inc. at: 300 Crescent Court, Suite 1760, Dallas, Texas 75201
Attention: Barrett Wissman, Facsimile: (214) 777-4109, with a copy to White & Case LLP, 200 South Biscayne Boulevard, Suite 4900, Miami, Florida 33131-2352,
Attention: John K. Cunningham, Esq., Telephone: (305) 371-2700, Facsimile: (305) 358-5744; in each such case at such other address as any party shall designate in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Lender shall not be effective until received by the Lender.

         10.4 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that the Borrowers may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lender.

         10.5 Assignment of the Loans, etc. The Lender may at any time transfer or assign, any of its rights hereunder or under the Note. If the Lender transfers or assigns any portion or all of its rights hereunder or under the Note, any reference to the Lender in this Agreement or the Note of the Lender shall thereafter refer to the Lender to the extent of the interest assigned or transferred.

         10.6 No Waiver; Remedies Cumulative. No failure or delay on the part of the Lender or the holders of the Note or the Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrowers and the Lender or the holders of the Note or the Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Lender or the holders of the Note or the Lender would otherwise have. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Lender or the holders of the Note or the Lender to any other or further action in any circumstances without notice or demand.

         10.7     Calculations; Computations.

         (a) The financial statements to be furnished to the Lender pursuant to Sections 6.1(b)(ii), (iii) and (iv) shall be made and prepared in accordance with GAAP.

         (b) All computations of interest hereunder shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         10.8     Governing Law; Submission to Jurisdiction; Venue.

         (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the Law of the State of New York, exclusive of its conflicts of laws principals, and/or the Bankruptcy Code, as applicable. The Bankruptcy Court shall retain jurisdiction in the Orders to enforce and interpret the Orders and the Credit Documents.

         (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the Bankruptcy Court and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         10.9 Usury. The Lender and the Borrowers each intend that the interest (as defined under applicable Law) on all amounts evidenced by the Note which may be charged to, or collected or received from, the Borrowers shall not exceed the maximum rate permissible under applicable Law; provided, however, that nothing herein shall be construed to limit the Lender to presently existing maximum rates of interest, if an increased interest rate is hereafter permitted by reason of applicable federal or state Law. Accordingly, anything herein or in the Note to the contrary notwithstanding, should any interest (as so defined) be charged to, or collected or received from, the Borrowers, or any other Person by the Lender pursuant hereto or thereto in excess of the applicable maximum legal rate, then such excess payment shall be applied to the reduction of the aggregate outstanding principal balance of the Note and any portion of the excess payment remaining after payment in full thereof shall be returned by the Lender to such Person.

         10.10 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         10.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         10.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Lender and the Borrowers.

         10.13 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, and the other Credit Documents contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         10.14 Survival. All representations, warranties and indemnities of the Credit Parties set forth herein shall survive the execution and delivery of this Agreement and the Note and the making and repayment of the Obligations.

         10.15 Waiver of Trial by Jury. THE BORROWERS, THE GUARANTORS AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OBLIGATION UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER TO ENTER INTO THIS AGREEMENT.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                                   BORROWERS:


                                   AXISTEL COMMUNICATIONS, INC.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   NOVO NETWORKS GLOBAL SERVICES, INC.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   NOVO NETWORKS INTERNATIONAL SERVICES, INC.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   E.VOLVE TECHNOLOGY GROUP, INC.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   NOVO NETWORKS OPERATING CORP.



                                   By:
                                      ------------------------------------------
                                   Title:

                                   GUARANTORS:


                                   NOVO NETWORKS (UK) LTD.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   WEB2DIAL COMMUNICATIONS, INC.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   SERVICIOS PROFESIONALES J.R.J.S.,
                                   S.A. DE C.V.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   NOVO NETWORKS METRO SERVICES, INC.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   NOVO NETWORKS MEDIA SERVICES, INC.



                                   By:
                                      ------------------------------------------
                                   Title:

                                   NOVO NETWORKS METRO SERVICES
                                   (VIRGINIA), INC.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   E.VOLVE TECHNOLOGY GROUP DE
                                   MEXICO, S.A. DE C.V.



                                   By:
                                      ------------------------------------------
                                   Title:


                                   LENDER:


                                   NOVO NETWORKS, INC.



                                   By:
                                      ------------------------------------------
                                   Title:

                                                                       EXHIBIT A

                               NOTICE OF BORROWING

                                                                          [Date]

NOVO NETWORKS, INC., as Lender
under the Credit & Guaranty Agreement
referred to below

300 Crescent Court
Suite 1760
Dallas, Texas 75201

Attention: Barrett Wissman

Gentlemen:

                  The undersigned, Axistel Communications, Inc., Novo Networks Global Services, Inc., Novo Networks International Services, Inc., E.Volve Technology Group, Inc. and Novo Networks Operating Corp., refer to the Credit & Guaranty Agreement, dated as of August __, 2001 (as amended from time to time, the "Agreement," the terms defined therein being used herein as therein defined), among the undersigned, the Guarantors party thereto, and you, as Lender, and hereby give you notice, irrevocably, pursuant to Section 2.2 of the Agreement, that the undersigned hereby request a Borrowing under the Agreement, and in that connection set forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2 of the
Agreement:

                  (a) The aggregate principal amount of the Proposed Borrowing is $_______.

                  (b) The Business Day of the Proposed Borrowing is __________, 20__.

                  The undersigned hereby certify that the following statements are true on the date hereof, and will be true on the date of the Proposed
Borrowing:

                  (i)      the representations and warranties contained in
Section 5 of the Agreement are correct, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on and as of such date; and

                  (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.

                                                                       EXHIBIT A
                                                                          Page 2

                                      Very truly yours,



                                      AXISTEL COMMUNICATIONS, INC.



                                      By:
                                         --------------------------------------
                                         Title:



                                      NOVO NETWORKS GLOBAL SERVICES, INC.



                                      By:
                                         --------------------------------------
                                         Title:



                                      NOVO NETWORKS INTERNATIONAL SERVICES, INC.



                                      By:
                                          --------------------------------------
                                          Title:



                                      By:
                                          --------------------------------------
                                          Title:



                                      E.VOLVE TECHNOLOGY GROUP, INC.



                                      By:
                                          --------------------------------------
                                          Title:



                                      NOVO NETWORKS OPERATING CORP.



                                      By:
                                          --------------------------------------
                                          Title:

                                                                       EXHIBIT B

                                      NOTE


$1,600,000                                                    New York, New York
                                                                 August __, 2001

                  FOR VALUE RECEIVED, AXISTEL COMMUNICATIONS, INC., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession ("AxisTel"), NOVO NETWORKS GLOBAL SERVICES, INC., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession ("NNGS"), NOVO NETWORKS INTERNATIONAL SERVICES, INC., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession ("NNIS"), E.VOLVE TECHNOLOGY GROUP, INC., a corporation organized and existing under the laws of Nevada and a debtor and debtor-in-possession ("e.Volve"), and NOVO NETWORKS OPERATING CORP., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession ("NNOC" and collectively with AxisTel, NNGS, NNIS and e.Volve, the "Borrowers"), hereby, jointly and severally, promise to pay to the order of NOVO NETWORKS, INC., a corporation organized and existing under the laws of Delaware (the "Lender"), in lawful money of the United States of America in immediately available funds, at such place as the Lender shall specify in writing to the Borrowers, on the Termination Date (as defined in the Agreement) the principal sum of one million six hundred thousand United States dollars ($1,600,000) or, if less, the unpaid principal amount of all Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

                  The Borrowers, jointly and severally, promise also to pay interest on the unpaid principal amount of each Loan in like money at such place as the Lender shall from time to time specify in writing to the Borrowers from the date such Loan is made until paid at the rates and at the times provided in the Agreement.

                  This Note is the Note referred to in the Credit & Guaranty Agreement, dated as of August __, 2001, among the Borrowers, the Lender and the Guarantors party thereto (as from time to time in effect, the "Agreement") and is entitled to the benefits thereof. This Note is guaranteed by the Guarantors (as defined in the Agreement) pursuant to the Agreement and is secured by the Security and Pledge Agreement (as defined in the Agreement). As provided in the Agreement, this Note is subject to voluntary and mandatory prepayment, in whole or in part.

                  In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

                                                                       Exhibit B
                                                                          Page 2

                  Each Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                  This Note shall be construed in accordance with and be governed by the law of the State of New York.



                                     AXISTEL COMMUNICATIONS, INC.



                                     By:
                                        ----------------------------------------
                                        Title:



                                     NOVO NETWORKS GLOBAL SERVICES, INC.



                                     By:
                                        ----------------------------------------
                                        Title:



                                     NOVO NETWORKS INTERNATIONAL SERVICES, INC.



                                     By:
                                        ----------------------------------------
                                        Title:



                                     By:
                                        ----------------------------------------
                                        Title:



                                     E.VOLVE TECHNOLOGY GROUP, INC.



                                     By:
                                        ----------------------------------------
                                        Title:



                                     NOVO NETWORKS OPERATING CORP.



                                     By:
                                        ----------------------------------------
                                        Title:

                                                                       Exhibit D
                                                                          Page 1

                                                                       EXHIBIT D

                          SECURITY AND PLEDGE AGREEMENT

         SECURITY AND PLEDGE AGREEMENT (the "Agreement"), dated as of August __, 2001, among AXISTEL COMMUNICATIONS, INC., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession, NOVO NETWORKS GLOBAL SERVICES, INC., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession, NOVO NETWORKS INTERNATIONAL SERVICES, INC., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession, and E.VOLVE TECHNOLOGY GROUP, INC., a corporation organized and existing under the laws of Nevada and a debtor and debtor-in-possession, NOVO NETWORKS OPERATING CORP., a corporation organized and existing under the laws of Delaware and a debtor and debtor-in-possession and NOVO NETWORKS (UK) LTD., a corporation organized and existing under the laws of the United Kingdom, WEB2DIAL COMMUNICATIONS, INC., a corporation organized and existing under the laws of Delaware, SERVICIOS PROFESIONALES J.R.J.S., S.A. DE C.V., a corporation organized and existing under the laws of Mexico, NOVO NETWORKS METRO SERVICES, INC., a corporation organized and existing under the laws of Delaware, NOVO NETWORKS MEDIA SERVICES, INC., a corporation organized and existing under the laws of Delaware, NOVO NETWORKS METRO SERVICES (VIRGINIA), INC., a corporation organized and existing under the laws of Virginia, and E.VOLVE TECHNOLOGY GROUP DE MEXICO, S.A. DE C.V., a corporation organized and existing under the laws of Mexico, (each of the foregoing herein a "Grantor" and, jointly and severally, the "Grantors"), and NOVO NETWORKS, INC., a corporation organized and existing under the laws of Delaware (the "Lender").

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Lender and the Grantors are entering into a Credit and Guaranty Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the "Credit Agreement");

         WHEREAS, unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined;

         WHEREAS, it is a condition precedent to the making of Loans under the Credit Agreement that the Grantors shall have granted a security interest, pledge and lien on substantially all real and personal property of the Guarantors and the proceeds thereof pursuant to Sections 364(c)(1), 364(c)(2) and 364(c)(3) of the Bankruptcy Code;

         WHEREAS, the grant of such security interest, pledge and lien has been authorized pursuant to Sections 364(c)(1), 364(c)(2) and 364(c)(3) of the Bankruptcy Code by the Interim Order, and, after the entry thereof, will have been so authorized by the Final Order (collectively, the "Orders");

                                                                       Exhibit D
                                                                          Page 2

         WHEREAS, to supplement the Orders without in any way diminishing or limiting the effect of the Orders or the security interest, pledge and lien granted thereunder, the parties hereto desire to more fully set forth their respective rights in connection with such security interest, pledge and lien; and

         WHEREAS, this Agreement has been approved by the Orders;

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Loans, the Grantors hereby agree with the Lender as follows:

         SECTION 1. Grant of Security and Pledge. Each of the Grantors hereby transfers, grants, bargains, sells, conveys, hypothecates, assigns, pledges and sets over to the Lender and hereby grants to the Lender, a perfected pledge and security interest in all of such Grantor's right, title and interest in and to the following (the "Collateral") which pledge and security interest shall have the priorities set forth in the Orders and shall be subject to the Carve-Out:

                  (a) all present and future accounts, accounts receivable and other rights of each of the Grantors to payment for goods sold or leased or for services rendered (except those evidenced by instruments or chattel paper), whether now existing or hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the "Accounts");

                  (b) all goods and merchandise now owned or hereafter acquired by each of the Grantors wherever located, whether in the possession of a Grantor or of a bailee or other Person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in such Grantor's business or processed by or on behalf of any Grantor (collectively, the "Inventory");

                  (c) all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, aircraft and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by each of the Grantors and wherever located (collectively, the "Equipment");

                  (d) all rights, interests, choses in action, causes of action, claims and all other intangible property of each of the Grantors of every kind and nature (other than Accounts, Trademarks, Patents and Copyrights), in each instance whether now owned or hereafter acquired by such Grantor, including, without limitation, all general intangibles, but excluding causes of action under the Bankruptcy Code (it being understood and agreed, however, that the proceeds of any such causes of action shall be available to repay the Obligations); all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, trade secrets, computer programs, software, printouts and other computer materials, goodwill,

                                                                       Exhibit D
                                                                          Page 3

registrations, copyrights, licenses, franchises, customer lists, credit files, correspondence, and advertising materials (to the extent the same are assignable); all customer and supplier contracts, firm sale orders, rights under license and franchise agreements (including all license agreements with any other Person in connection with any of the Patents and Trademarks or such other Person's names or marks, whether such Grantor is a licensor or licensee under any such license agreement but only to the extent such license agreements are assignable), and other contracts and contract rights; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements to the extent assignable relating to real or personal property; all payments due or made to each of the Grantors in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any Person or Governmental Authority; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which each of the Grantors is beneficiary; and all letters of credit, guaranties, liens, security interest and other security held by or granted to each of the Grantors; and all other intangible property, whether or not similar to the foregoing (collectively, the "General Intangibles");

                  (e) all chattel paper, all instruments, all notes and debt instruments and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of lading, warehouse receipts and other documents of title and documents, in each instance whether now owned or hereafter acquired by each of the Grantors;

                  (f) all property or interests in property now or hereafter acquired by each of the Grantors which may be owned or hereafter may come into the possession, custody or control of the Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of each of the Grantors, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credits, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money (including all cash and cash equivalents held in the Existing Accounts or the Restricted Account, as the case may be (as defined and referred to in the Credit Agreement)); (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;

                  (g) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or

                                                                       Exhibit D
                                                                          Page 4

agency of the United States, any State thereof, or any other country or political subdivision thereof (except for "intent to use" applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of said Act has been filed), all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 3 annexed hereto and made a part hereof, and all reissues, extensions or renewals thereof and all licenses thereof (together, in each case, with the goodwill of the business connected with the use of, and symbolized by each such trademark, service mark, trade name and trade dress, all of the foregoing being herein referred to as the "Trademarks");

                  (h) all letters patent of the United States or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 4 annexed hereto and made a part hereof, and (ii) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Patents");

                  (i) all copyrights of the United States, or any other country, and all registrations and recordings thereof, including, without limitation, applications, registrations and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof, or any other country or political subdivision thereof, all whether now owned or hereafter acquired by each of the Grantors, including, but not limited to, those described in Schedule 5 hereto and all renewals and extensions thereof and all licenses thereof (all of the foregoing being herein referred to as the "Copyrights");

                  (j) all books, records, ledger cards and other property at any time evidencing or relating to the Accounts, Equipment, General Intangibles, Trademarks, Patents or Copyrights;

                  (k) (i) all the shares of capital stock owned by each Grantor, as applicable, listed on Schedule 6 hereto of the Guarantors and all shares of capital stock of any Guarantor obtained in the future by such Grantor and the certificates representing or evidencing all such shares (the "Pledged Shares"); (ii) all other property which may be delivered to and held by the Lender in respect of the Pledged Shares pursuant to the terms hereof; (iii) subject to Section 9 below, all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses
(i) and (ii) above; and (iv) subject to Section 9 below, all rights and privileges of each Grantor, as applicable, with respect to the securities and other property referred to in clauses (i), (ii) and (iii) (the items referred to in clauses (i) through (iv) being collectively called the "Pledged Collateral");

                  (l) all other personal property of each of the Grantors, whether tangible or intangible, and whether now owned or hereafter acquired; and

                                                                       Exhibit D
                                                                          Page 5

                  (m) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and to the extent not otherwise included, all (i) payments under insurance (whether or not the Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash.

         SECTION 2. Security for Obligations. This Agreement and the Collateral secure the payment of the Obligations.

         SECTION 3. Delivery of Pledged Collateral; Other Action. Upon written request by the Lender (and without further order of the Bankruptcy Court), all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by the Lender pursuant hereto and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. Upon the occurrence and during the continuance of any Event of Default, the Lender shall have the right, at any time in its discretion and upon giving notice to the Grantors of its intent to exercise such rights in accordance with the Credit Agreement and the Orders, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral.

         SECTION 4. Representations and Warranties. Each Grantor, jointly and severally, represents and warrants as follows:

                  (a) All of the Inventory and/or Equipment is located at the places specified in Schedule 1 hereto. The chief places of business and chief executive offices of each of the Grantors and the offices where each Grantor keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in
Schedule 2 hereto. All trade names under which each of the Grantors have sold and will sell Inventory are listed on Schedule 3 hereto.

                  (b) Each of the Grantors owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as permitted under
Section 7.1 of the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except (x) such as may have been filed in favor of the Lender relating to this Agreement and (y) in favor of any holder of a Lien permitted under Section 7.1 of the Credit Agreement.

                  (c) As of the Filing Date, no Grantor owns any material Trademarks, Patents or Copyrights or has any material Trademarks, Patents or Copyrights registered in, or the subject of pending applications in, the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, other than those described in Schedules 3, 4 and 5 hereto. The registrations for the Collateral disclosed on such Schedules 3, 4

                                                                       Exhibit D
                                                                          Page 6

and 5 hereto are valid and subsisting and in full force and effect. None of the material Patents or Copyrights have been abandoned or dedicated.

                  (d) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

                  (e) Each Borrower, as the case may be, is the legal and beneficial owner of the Pledged Shares as described on Schedule 6 free and clear of any lien, security interest, option or other charge or encumbrance, except for the security interest created by this Agreement and the Orders and Liens permitted under Section 7.1 of the Credit Agreement.

                  (f) Except as disclosed on Schedule 6, the Pledged Shares described in Section 1(k) hereof constitute all of the issued and outstanding shares of stock of each of the Guarantors and no Guarantor is under any contractual obligation to issue any additional shares of stock or any other securities, rights or indebtedness.

                  (g) Except for the Orders, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required for the grant and pledge by each of the Grantors of the security interests granted hereby or for the execution, delivery or performance of this Agreement by each of the Grantors.

         SECTION 5.        Further Assurances.

                  (a) Each of the Grantors agrees that from time to time, at the expense of the Grantors, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, and without further order of the Bankruptcy Court, each of the Grantors will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, in any jurisdiction, as may be necessary, or as the Lender may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

                  (b) Each Grantor hereby authorizes the Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of such Grantor where permitted by law.

                  (c) Each Grantor will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Lender may reasonably request in connection with any prospective sale of Collateral pursuant to Section 15 hereof, all in reasonable detail.

         SECTION 6.        As to Equipment and Inventory. Each Grantor shall:

                                                                       Exhibit D
                                                                          Page 7

                  (a) Keep the Equipment and Inventory (other than Inventory sold in the ordinary course of business) at the places specified therefor in Schedule 1 hereto or, upon 5 days' written notice to the Lender prior to any transfer thereof to a different jurisdiction, at other places in jurisdictions where all action required by Section 5 shall have been taken to assure the continuation of the perfection of the security interest of the Lender with respect to the Equipment and Inventory.

                  (b) Subject to provisions of the Credit Agreement, maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment, and make or cause to be made all appropriate repairs, renewals and replacements thereof, to the extent not obsolete and consistent with past practice of such Grantor, as quickly as practicable after the occurrence of any loss or damage thereto which are necessary or reasonably desirable to such end, except where the failure to do any of the foregoing would not result in a Material Adverse Effect.

                  (c) Until satisfaction in full of the Obligations, at any time when an Event of Default has occurred and is continuing after the giving of notice to the Guarantors in accordance with the Credit Agreement and the Orders:
(i) each Grantor will perform any and all reasonable actions requested by the Lender to enforce the Lender's security interest in the Inventory and all of the Lender's rights hereunder, such as subleasing warehouses to the Lender or its designee (to the extent such subleases are not prohibited), placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Lender warehouse receipts and documents of title in the Lender's name; (ii) if any Inventory is in the possession or control of any of the Grantors' agents, contractors or processors or any other third party, each such Grantor will notify the Lender thereof and will notify such agents, contractors or processors or third party of the Lender's security interest therein and, upon request, instruct them to hold all such Inventory for the Lender and such Grantor's account, as their interests may appear, and subject to the Lender's instructions; (iii) the Lender shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Lender shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on such Grantor's premises or to remove any or all of the Inventory to such other place or places as the Lender desires in its sole discretion. If the Lender exercises its right to take possession of the Inventory, such Grantor, upon the Lender's demand, will assemble the Inventory and make it available to the Lender at such Grantor's premises at which it is located.

         SECTION 7.        As to Accounts.

                  (a) Each Grantor shall keep its chief place of business and chief executive office and the offices where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location or locations therefor specified in
Section 4(a) or, upon 5 days' prior written notice to the Lender, at such other locations in a jurisdiction where all actions required by Section 5 shall have been taken with respect to the Accounts. Each Grantor will hold and preserve such records and chattel paper and will permit representatives of the Lender, at any time during normal business hours and upon

                                                                       Exhibit D
                                                                          Page 8

reasonable prior written notice, to inspect and make abstracts from such records and chattel paper in accordance with the Credit Agreement.

                  (b) Except as otherwise provided in this subsection (b), each Grantor shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to such Grantor under the Accounts and, prior to the occurrence and continuance of an Event of Default, such Grantor shall have the right to adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon, all in accordance with its customary practices. In connection with such collections, the Grantors may, upon the occurrence and during the continuation of an Event of Default after giving notice to the Grantors in accordance with the Credit Agreement and the Orders, take (and at the direction of the Lender shall take) such action as the Grantors or the Lender may reasonably deem necessary or advisable to enforce collection of the Accounts; provided, that upon written notice by the Lender to any Grantor in accordance with the Credit Agreement and the Orders, following the occurrence and during the continuation of an Event of Default, of its intention so to do, the Lender shall have the right to notify the account debtors or obligors under any Accounts of the assignment of such Accounts to the Lender and to direct such account debtors or obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Lender and, upon such notification and at the expense of such Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice referred to in the proviso to the preceding sentence, and unless and until such notice is rescinded by the Lender by written notice to such Grantor (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Lender hereunder, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (x) released to the Grantors if such Event of Default shall have been cured or waived or (y) if such Event of Default shall be continuing, applied as provided by Section 15, and (ii) the Grantors shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         SECTION 8.        As to Trademarks. Patents and Copyrights.

                  (a) Each Grantor shall, either itself or through licensees, continue to use the Trademarks as each is currently used in the Grantor's business in order to maintain the Trademarks in full force free from any claim of abandonment for nonuse and each such Grantor will not (and will not permit any licensee thereof to) do any act or knowingly omit to do any act whereby any Trademark may become invalidated, unless such failure to use a Trademark is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operation or properties of the Grantors taken as a whole.

                                                                       Exhibit D
                                                                          Page 9

                  (b) No Grantor will do any act, or omit to do any act, whereby the Patents or Copyrights may become abandoned or dedicated and each such Grantor shall notify the Lender immediately if it knows of any reason or has reason to know that any application or registration may become abandoned or dedicated, unless such abandonment or dedication is not reasonably likely to have a material adverse effect on the condition (financial or otherwise), operations or properties of the Grantors taken as a whole.

                  (c) No Grantor will, either itself or through any agent, employee, licensee or designee, (i) file an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof or (ii) file any assignment of any patent or trademark, which such Grantor may acquire from a third party, with the United States Patent and Trademark Office or any similar office or agency in any other country or any political subdivision thereof, unless such Grantor shall, within 30 days after the date of such filing, notify the Lender thereof, and, upon request of the Lender, execute and deliver any and all assignments, agreements, instruments, documents and papers as the Lender may request to evidence the Lender's interest in such Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby, and such Grantor hereby constitutes the Lender its attorney-in-fact to execute and file all such writings for the foregoing purposes, all lawful acts of such attorney being hereby ratified and confirmed; such power being coupled with an interest is irrevocable until the Obligations are paid in full.

                  (d) Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain in all material respects each application and registration of all material Trademarks, Patents and Copyrights, including, without limitation, filing of renewals, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings.

                  (e) Each Grantor will, without further order of the Bankruptcy Court, perform all acts and execute and deliver all further instruments and documents, including, without limitation, assignments for security in form suitable for filing with the United States Patent and Trademark Office, and the United States Copyright Office, respectively, reasonably requested by the Lender at any time to evidence, perfect, maintain, record and enforce the Lender's interest in all material Trademarks, Patents and Copyrights or otherwise in furtherance of the provisions of this Agreement, and each Grantor hereby authorizes the Lender to execute and file one or more accurate financing statements (and similar documents) or copies thereof or of this Security Agreement with respect to material Patents, Trademarks and Copyrights signed only by the Lender.

                  (f) Each Grantor will, upon acquiring knowledge of any use by any Person of any term or design likely to cause confusion with any material Trademark, promptly notify the Lender of such use, and if requested by the Lender, shall join with the Lender, at such Grantor's

                                                                       Exhibit D
                                                                         Page 10

expense, in such action as the Lender, in its reasonable discretion, may deem advisable for the protection of the Lender's interest in and to the Trademarks.

         SECTION 9.        As to the Pledged Collateral; Voting Rights;
Dividends; Etc.

                  (a) So long as no Event of Default shall have occurred and be continuing and no written notice thereof shall have been given by the Lender to the Grantors in accordance with the Credit Agreement and the Orders revoking all of the following rights:

                           (i) the Grantors (as applicable) shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement;

                           (ii) notwithstanding the provisions of Section 1(k)(iii) hereof, such Grantors shall be entitled to receive and retain any and all dividends and other distributions paid in respect of the Pledged Collateral; provided, that any and all

                           (x) dividends paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral,

                           (y) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

                           (z) cash paid, payable or otherwise distributed in respect of, or in redemption of, or in exchange for, any Pledged Shares;

                  shall be, and shall be forthwith delivered to the Lender, to hold as Pledged Collateral and shall, if received by any of the Grantors, be received in trust for the benefit of the Lender, be segregated from the other property or funds of such Grantor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                           (iii) the Lender shall execute and deliver (or cause to be executed and delivered) to the Grantors (as applicable) all such proxies and other instruments as the Grantors (as applicable) may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) above;

                  (b) Upon the occurrence and during the continuance of an Event of Default:

                                                                       Exhibit D
                                                                         Page 11

                           (i) upon written notice from the Lender to the Grantors (as applicable) to such effect in accordance with the Credit Agreement and the Orders, all rights of such Grantors (as applicable) to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 9(a)(i) and to receive the dividends which it would otherwise be authorized to receive and retain pursuant to Section 9(a)(ii) shall cease, and all such rights shall thereupon become vested in the Lender, who shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral any such dividends; and

                           (ii) all dividends which are received by such Grantors contrary to the provisions of paragraph (i) of this
                  Section 9(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Grantors and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

         SECTION 10. Insurance. Upon the occurrence and during the continuance of any Event of Default after giving notice to the Grantors in accordance with the Credit Agreement and the Orders, all insurance payments in respect of Inventory and Equipment shall be held, applied and paid to the Lender as specified in Section 15 hereof.

         SECTION 11.       Transfers to Others; Liens; Additional Shares.

                  (a) No Grantor shall (i) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement, or (ii) create or suffer to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral to secure any obligation of any Person except for the security interest created by this Agreement and the Orders, or except as otherwise permitted by the Credit Agreement.

                  (b) Each of the Grantors (as applicable) agrees that it will (i) cause each of the Guarantors that are wholly-owned Subsidiaries not to issue any stock or other securities in addition to or substitution for the Pledged Shares issued by such Guarantor, except to the respective Grantor and
(ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all such additional shares of stock or other securities of each Guarantor of the Pledged Shares.

         SECTION 12. Lender Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Lender such Grantor's attorney-in-fact (which appointment shall be irrevocable and deemed coupled with an interest), with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Lender's discretion, upon and during the occurrence and continuation of an Event of Default after giving notice to the Grantors in accordance with the Credit Agreement and the Orders, to take any action and to execute any

                                                                       Exhibit D
                                                                         Page 12

instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (a) to obtain and adjust insurance required to be paid to the Lender pursuant to Section 10,

                  (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above,

                  (d) to receive, endorse and collect all instruments made payable to the Grantors representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, and

                  (e) to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Lender with respect to any of the Collateral.

         SECTION 13. Lender May Perform. If any Grantor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the reasonable expenses of the Lender incurred in connection therewith (as to which invoices have been furnished) shall be payable by the Grantors under Section 16(b).

         SECTION 14. The Lender's Duties. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, including, without limitation, ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters.

         SECTION 15. Remedies. If any Event of Default shall have occurred and be continuing, subject to the provisions of the Orders and Section 8 of the Credit Agreement, upon three (3) Business Days' notice of the occurrence of an Event of Default to the Grantors, counsel for the Grantors, counsel for any Official Committee that may be appointed in the Cases and the United States Trustee for the District of Delaware:

                  (a) The Lender may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and without application to or order of the Bankruptcy Court, all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Lender forthwith, assemble all or part of

                                                                       Exhibit D
                                                                         Page 13

the Collateral as directed by the Lender and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties and (ii) without notice except as specified in the following sentence, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. Each Grantor agrees that, to the extent notice of such sale shall be required by law, at least ten days' notice to the Grantors of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (b) The Lender may instruct the Grantors not to make any further use of the Patents, Copyrights or Trademarks or any mark similar thereto for any purpose to the extent that such use would be inconsistent with the exercise by the Lender of any other remedies under this Section.

                  (c) The Lender may license, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any of the Trademarks, Patents or Copyrights throughout the world for such term or terms, on such conditions, and in such manner, as the Lender shall in its sole discretion determine; provided, however, that any such license shall not conflict with any existing license or sublicense.

                  (d) The Lender may (without assuming any obligations or liability thereunder), at any time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of the Grantors in, to and under any one or more license agreements with respect to the Collateral, and take or refrain from taking any action under any thereof, and each of the Grantors hereby releases the Lender from, and agrees to hold the Lender free and harmless from and against any claims arising out of, any action taken or omitted to be taken with respect to any such license agreement except claims involving gross negligence, willful misconduct or bad faith of the Lender.

                  (e) In the event of any such license, assignment, sale or other disposition of the Collateral, or any of it, each Grantor shall supply its know-how and expertise relating to the Trademarks, Patents or Copyrights, and its customer lists and other records relating to the Trademarks, Patents or Copyrights to the Lender or its designee.

                  (f) In order to implement the assignment, sale or other disposal of any of the Trademarks, Patents or Copyrights, the Lender may, at any time, pursuant to the authority granted in Section 12 hereof, execute and deliver on behalf of the Grantors, one or more instruments of assignment of the Trademarks, Patents or Copyrights (or any application of registration thereof), in form suitable for filing, recording or registration in any country.

                                                                       Exhibit D
                                                                         Page 14

                  (g) Subject to the terms of the Credit Agreement, all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Lender pursuant to Section 16 hereof) in whole or in part against, all or any part of the Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Obligations shall be paid over to the Grantors or to whomsoever may be lawfully entitled to receive such surplus.

                  (h) If at any time when the Lender shall determine to exercise its right to sell all or any part of the Pledged Collateral pursuant to this Section 15, such Pledged Collateral or the part thereof to be sold shall not be effectively registered under the Securities Act of 1933, as amended, and as from time to time in effect, and the rules and regulations thereunder (the "Securities Act"), the Lender is hereby expressly authorized to sell such Pledged Collateral or such part thereof by private sale in such manner and under such circumstances as the Lender may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Lender, in compliance with applicable securities laws, (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or such part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a restricted number of potential purchasers to effect such sale and (iii) may restrict such sale to purchasers as to their number, nature of business and investment intention including without limitation to purchasers each of whom will represent and agree to the satisfaction of the Lender that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Pledged Collateral, or part thereof, it being understood that the Lender may cause or require each Grantor, and each Grantor hereby agrees upon the written request of the Lender, to cause (x) a legend or legends to be placed on the certificates to be delivered to such purchasers to the effect that the Pledged Collateral represented thereby have not been registered under the Securities Act and setting forth or referring to restrictions on the transferability of such securities; and (y) the issuance of stop transfer instructions to the relevant Guarantor's transfer agent, if any, with respect to the Pledged Collateral, or, if such Guarantor transfers its own securities, a notation in the appropriate records of such Guarantor. In the event of any such sale, each Grantor does hereby consent and agree that the Lender shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price which the Lender may deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were public and deferred until after registration as aforesaid.

         SECTION 16.       Indemnity and Expenses.

                  (a) Each Grantor, jointly and severally, agrees to indemnify the Lender from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses

                                                                       Exhibit D
                                                                         Page 15

or liabilities directly arising from the Lender's own gross negligence, willful misconduct or bad faith.

                  (b) The Borrowers will upon demand after the Termination Date pay to the Lender the amount of any and all reasonable out-of-pocket expenses as determined by the Bankruptcy Court, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by any of the Grantors to perform or observe any of the provisions hereof.

                  (c) The Grantors assume all responsibility and liability arising from the use of the Trademarks, Patents and Copyrights.

                  (d) Each of the Grantors agrees that the Lender does not assume, and shall have no responsibility for, the payment of any sums due or to become due under any agreement or contract included in the Collateral or the performance of any obligations to be performed under or with respect to any such agreement or contract by any of the Grantors, and except as the same may have resulted from the gross negligence, willful misconduct or bad faith of the Lender, each of the Grantors hereby jointly and severally agree to indemnify and hold the Lender harmless with respect to any and all claims by any Person relating thereto.

         SECTION 17. Security Interest Absolute. Except with respect to Permitted Liens, all rights of the Lender and security interests hereunder, and all obligations of each of the Grantors hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Obligations.

         SECTION 18. Waiver of Claims. Except as otherwise provided in this Agreement, EACH GRANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE LENDER'S TAKING POSSESSION OR THE LENDER'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH ANY GRANTOR WOULD OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY SUCH STATUTE OF THE UNITED STATES OR OF ANY STATE, and each Grantor hereby further waives, to the extent permitted by law:

                           (i) all damages occasioned by such taking of possession except any damages which are the direct result of the Lender's gross negligence or willful misconduct;

                                                                       Exhibit D
                                                                         Page 16

                           (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Lender's rights hereunder; and

                           (iii) all rights of redemption, appraisement, valuation, stay, extension of moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Grantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

         SECTION 19. Discontinuance of Proceedings. In case the Lender shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lender, then and in every such case the Grantors, the Lender and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Lender shall continue as if no such proceeding had been instituted.

         SECTION 20. Amendment or Waiver. Neither this Agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Lender and the Guarantors.

         SECTION 21. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and shall be given in accordance with the applicable provisions of the Credit Agreement.

         SECTION 22. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon each of the Grantors, their successors and assigns and (c) inure, together with the rights and remedies of the Lender hereunder, to the benefit of the each of the Lender and its respective successors, transferees and assigns. Upon the payment in full of the Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors subject to any existing liens, security interests or encumbrances on such Collateral. Upon any such termination, the Lender will, at the Grantor's expense, execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

         SECTION 23. Governing Law. This Agreement shall be construed in accordance with and be governed by the laws of the State of New York, exclusive of its conflicts of law principals, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York and by Federal law (including, without limitation,

                                                                       Exhibit D
                                                                         Page 17

the Bankruptcy Code) to the extent the same has pre-empted the law of the State of New York or such other jurisdiction.

         SECTION 24. Headings. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                            [SIGNATURE PAGES FOLLOW]

                                                                       Exhibit D
                                                                         Page 18

                  IN WITNESS WHEREOF, each of the Grantors and the Lender have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.



                                       GRANTORS:

                                       AXISTEL COMMUNICATIONS, INC.



                                       By:
                                          --------------------------------------
                                          Title:



                                       NOVO NETWORKS OPERATING CORP.



                                      By:
                                         --------------------------------------
                                         Title:



                                      NOVO GLOBAL SERVICES, INC.



                                      By:
                                         --------------------------------------
                                         Title:



                                      NOVO NETWORKS INTERNATIONAL SERVICES, INC.



                                      By:
                                         --------------------------------------
                                        Title:



                                      E. VOLVE TECHNOLOGY GROUP, INC.



                                      By:
                                         --------------------------------------
                                         Title:

                                                                       Exhibit D
                                                                         Page 19

                                      NOVO NETWORKS (UK) LTD.



                                      By:
                                         --------------------------------------
                                         Title:



                                      WEB2DIAL COMMUNICATIONS, INC.



                                      By:
                                         --------------------------------------
                                         Title:



                                      SERVICIOS PROFESIONALES J.R.J.S.,
                                      S.A. DE C.V.



                                      By:
                                         --------------------------------------
                                         Title:



                                      NOVO NETWORKS METRO SERVICES, INC.



                                      By:
                                         --------------------------------------
                                          Title:



                                      NOVO NETWORKS MEDIA SERVICES, INC.



                                      By:
                                         --------------------------------------
                                         Title:

                                                                       Exhibit D
                                                                         Page 20



                                      NOVO NETWORKS METRO SERVICES
                                      (VIRGINIA), INC.



                                      By:
                                         --------------------------------------
                                         Title:



                                      E.VOLVE TECHNOLOGY GROUP DE
                                      MEXICO, S.A. DE C.V.



                                      By:
                                         --------------------------------------
                                         Title:



                                      LENDER:

                                      NOVO NETWORKS, INC.



                                      By:
                                         --------------------------------------
                                         Title: